UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2011 (December 29, 2010)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27773	80-0133251
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

4255 Burton Drive
Santa Clara, California 95054
 (Address of principal executive offices, Zip code)

408-436-9888 ext. 207
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 29, 2010, Document Capture Technologies, Inc. (the “Company”) terminated the non-exclusive financial advisory agreement (“Advisory Agreement”) that it entered into on October 29, 2010 with Garden State Securities (“GSS”) pursuant to the terms of the Termination Agreement attached hereto as Exhibit 10.1.

Pursuant to the terms of the termination agreement executed by both parties effective December 29, 2010, the Company is not required to issue any of the previously announced 425,000 shares of its common stock to GSS, or its affiliates or assigns, however, the Company did pay GSS $30,000 in cash pursuant to the terms of the Advisory Agreement.  The Company has no further obligations pursuant to the agreement to either issue shares of its common stock to GSS or to make any additional cash payments to GSS.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

10.1	Termination Agreement dated December 29, 2010

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Date: January 4, 2011	By:	/s/ David P. Clark
	Name:	David P. Clark
	Title:	Chief Executive Officer